Exhibit 99.1

THE TILE SHOP REPORTS third Quarter 2024 RESULTS

MINNEAPOLIS – November 7, 2024 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles, today announced results for its third quarter ended September 30, 2024.

Third Quarter 2024 Summary

Net Sales Decreased 8.3%

Comparable Store Sales Decreased 7.9%

Gross Margin of 66.5%

Net Income of $41 Thousand and Adjusted EBITDA of $5.0 Million

Company Remains Bank Debt Free with $25 Million of Cash

Management Commentary – Cabell Lolmaugh, CEO

“Despite continued headwinds impacting the home improvement industry and our near-term performance, we have continued to be proactive with driving connections with our professional customers, expanding our assortment for customers seeking products at lower price points, enhancing our e-commerce capabilities, and maintaining our unwavering commitment to provide exceptional service to our customers. Together with our strong balance sheet, we are in a great position to serve our professional and retail customers with any size of project, both in our stores or digitally.”

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(unaudited, dollars in thousands, except per share data)	2024	2023	2024	2023
Net sales	$84,505	$92,112	$267,617	$292,688
Net sales decline(1)	(8.3)%	(5.2)%	(8.6)%	(4.5)%
Comparable store sales decline (2)	(7.9)%	(4.9)%	(8.4)%	(4.3)%
Gross margin rate	66.5%	64.7%	66.1%	64.4%
Income from operations as a % of net sales	0.3%	3.1%	1.6%	5.0%
Net income	$41	$1,844	$2,949	$9,435
Net income per diluted share	$0.00	$0.04	$0.07	$0.22
Adjusted EBITDA	$5,044	$8,257	$19,194	$32,154
Adjusted EBITDA as a % of net sales	6.0%	9.0%	7.2%	11.0%
Number of stores open at the end of period	142	143	142	143

(1)	As compared to the prior year period.

(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the second day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

Third QUARTER 2024

Net Sales

Net sales for the third quarter of 2024 decreased $7.6 million, or 8.3%, compared with the third quarter of 2023. Sales decreased at comparable stores by 7.9% during the third quarter of 2024 compared to the third quarter of 2023, due to a decrease in traffic.

Gross Profit

Gross profit decreased $3.3 million, or 5.6%, in the third quarter of 2024 compared to the third quarter of 2023. The gross margin rate was 66.5% and 64.7% during the third quarter of 2024 and 2023, respectively. The improvement in gross margin rate was primarily due to decreases in product costs.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses decreased $0.7 million, or 1.2%, from $56.7 million in the third quarter of 2023 to $56.0 million in the third quarter of 2024. The decrease was primarily due to a decreases in variable compensation totaling $0.7 million, advertising expense of $0.6 million, and depreciation expense of $0.6 million. These factors were partially offset by a $0.5 million increases in occupancy costs and a $0.2 million increase information technology expenses and $0.2 million in shipping and transportation costs.

In response to the challenges faced in our industry and continued pressure on our topline results, we took steps to close our distribution center located in Dayton, New Jersey, reduce staffing levels at our corporate office and close our trading company office located in Beijing, China. We did not incur any material asset impairment or severance costs in connection with these actions. We are actively working to sublease the distribution center space in Dayton, New Jersey. Our lease of the distribution space in Dayton, New Jersey expires in September 2026. We anticipate the annualized benefit from these actions will reduce SG&A expenses by $2.8 million to $4.1 million.

Provision for Income Taxes

The provision for income taxes for the third quarter of 2024 and 2023 was $0.1 million and $0.5 million, respectively. The decrease in the provision for income tax was due to a decrease in pretax income. Our effective tax rate was 77.0% and 22.4% in the third quarter of 2024 and 2023, respectively. The increase in the effective tax rate was largely due to a decrease in pre-tax income and a disproportionate impact of certain permanent items.

Capital Structure and Liquidity

As of September 30, 2024, the Company had no borrowings outstanding on its $75.0 million line of credit and cash and cash equivalents of $25.1 million.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2024 was $5.0 million compared with $8.3 million for the third quarter of 2023. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	September 30,
	2024	% of net sales	2023	% of net sales
GAAP net income	$41	0.0%	$1,844	2.0%
Interest expense	71	0.1	453	0.5
Provision for income taxes	138	0.2	532	0.6
Depreciation and amortization	4,458	5.3	5,062	5.5
Stock-based compensation	336	0.4	366	0.4
Adjusted EBITDA	$5,044	6.0%	$8,257	9.0%

	Nine Months Ended
($ in thousands, unaudited)	September 30,
	2024	% of net sales	2023	% of net sales
GAAP net income	$2,949	1.1%	$9,435	3.2%
Interest expense	294	0.1	1,920	0.7
Provision for income taxes	1,141	0.4	3,333	1.1
Depreciation and amortization	13,802	5.2	16,394	5.6
Stock-based compensation	1,008	0.4	1,072	0.4
Adjusted EBITDA	$19,194	7.2%	$32,154	11.0%

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 4.8% for the trailing twelve months as of the end of the third quarter in 2024 compared to 12.4% for the trailing twelve months as of the end of the third quarter in 2023. See the Pretax Return on Capital Employed calculation in the table below.

($ in thousands, unaudited)	September 30,
	2024(1)	2023(1)
Income from Operations (trailing twelve months)	$5,854	$17,280

Total Assets	321,398	332,168
Less: Accounts payable	(22,726)	(24,925)
Less: Income tax payable	(643)	(236)
Less: Other accrued liabilities	(30,820)	(33,957)
Less: Lease liability	(140,503)	(129,654)
Less: Other long-term liabilities	(4,952)	(4,451)
Capital Employed	$121,754	$138,945

Pretax Return on Capital Employed	4.8%	12.4%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on October 31, 2024, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, November 7, 2024. The call will be hosted by Cabell Lolmaugh, CEO, Mark Davis, CFO, and Ken Cooper, Investor Relations.

Participants may access the webcast by visiting the Investor Relations page at www.tileshop.com. The call can also be accessed here. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

Chief Financial Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a specialty retailer of natural stone tiles, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service, in an extensive showroom environment. The Company’s primary market is retail sales to consumers, contractors, designers and home builders. As of September 30, 2024, the Company had 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and YouTube.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties, many of which are difficult to predict and are outside of our control, that may cause actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Investors are referred to the most recent reports filed by the Company with the Securities and Exchange Commission.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$25,058	$8,620
Receivables, net	3,265	2,882
Inventories	84,528	93,679
Income tax receivable	1,114	129
Other current assets, net	9,202	9,248
Total Current Assets	123,167	114,558
Property, plant and equipment, net	60,901	64,317
Right of use asset	130,370	129,092
Deferred tax assets	4,425	5,256
Other assets	1,841	3,449
Total Assets	$320,704	$316,672

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,374	$23,345
Income tax payable	80	1,135
Current portion of lease liability	28,765	27,265
Other accrued liabilities	30,885	27,000
Total Current Liabilities	81,104	78,745
Long-term debt, net	-	-
Long-term lease liability, net	111,775	112,697
Other long-term liabilities	4,593	5,543
Total Liabilities	197,472	196,985

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,661,167 and 44,510,779 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	129,388	128,861
Accumulated deficit	(6,160)	(9,109)
Accumulated other comprehensive loss	-	(69)
Total Stockholders' Equity	123,232	119,687
Total Liabilities and Stockholders' Equity	$320,704	$316,672

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$84,505	$92,112	$267,617	$292,688
Cost of sales	28,277	32,549	90,739	104,285
Gross profit	56,228	59,563	176,878	188,403
Selling, general and administrative expenses	55,978	56,734	172,494	173,715
Income from operations	250	2,829	4,384	14,688
Interest expense, net	(71)	(453)	(294)	(1,920)
Income before income taxes	179	2,376	4,090	12,768
Provision for income taxes	(138)	(532)	(1,141)	(3,333)
Net income	$41	$1,844	$2,949	$9,435

Income per common share:
Basic	$0.00	$0.04	$0.07	$0.22
Diluted	$0.00	$0.04	$0.07	$0.22

Weighted average shares outstanding:
Basic	43,794,648	43,522,768	43,685,068	43,385,316
Diluted	43,893,185	43,733,706	43,783,181	43,555,988

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Gross margin rate	66.5%	64.7%	66.1%	64.4%
SG&A expense rate	66.2%	61.6%	64.5%	59.4%
Income from operations margin rate	0.3%	3.1%	1.6%	5.0%
Adjusted EBITDA margin rate	6.0%	9.0%	7.2%	11.0%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Cash Flows From Operating Activities
Net income	$2,949	$9,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,802	16,394
Amortization of debt issuance costs	54	193
Loss (gain) on disposals of property, plant and equipment	15	(51)
Impairment charges	949	618
Non-cash lease expense	20,110	19,561
Stock based compensation	1,008	1,072
Deferred income taxes	831	2,066
Changes in operating assets and liabilities:
Receivables, net	(382)	(90)
Inventories	9,152	22,242
Other current assets, net	1,630	(302)
Accounts payable	(1,647)	2,490
Income tax receivable / payable	(2,039)	3,533
Accrued expenses and other liabilities	(17,921)	(20,989)
Net cash provided by operating activities	28,511	56,172
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(11,761)	(11,046)
Proceeds from insurance	100	-
Proceeds from the sale of property, plant and equipment	-	58
Net cash used in investing activities	(11,661)	(10,988)
Cash Flows From Financing Activities
Payments of long-term debt	(10,000)	(50,400)
Advances on line of credit	10,000	15,000
Proceeds from exercise of stock options	-	4
Employee taxes paid for shares withheld	(481)	(491)
Net cash used in financing activities	(481)	(35,887)
Effect of exchange rate changes on cash	69	(30)
Net change in cash, cash equivalents and restricted cash	16,438	9,267
Cash, cash equivalents and restricted cash beginning of period	8,620	7,759
Cash, cash equivalents and restricted cash end of period	$25,058	$17,026

Cash and cash equivalents	$25,058	$16,371
Restricted cash	-	655
Cash, cash equivalents and restricted cash end of period	$25,058	$17,026

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$147	$986
Cash paid for interest	229	1,960
Cash paid (received) for income taxes, net	2,352	(2,266)